UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 30, 2008

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. ("IFF" or the "Company") dated July 31, 2008 reporting IFF's financial results for the quarter ended June 30, 2008.

Non-GAAP financial measures: To supplement the Company's financial results presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company uses, and has also included in the attached press release or as part of its web cast, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes the most directly comparable GAAP financial measure.

The Company discloses, and management internally monitors, the sales performance of international operations on a basis that eliminates the positive or negative effects that result from translating foreign currency sales into U.S. dollars. Management uses this constant dollar measure because it believes that it enhances the assessment of the sales performance of its international operations and the comparability between reporting periods.

The Company uses a non-GAAP financial operating measure which excludes employee separation and restructuring charges in 2008, the gain on the sale of land in 2007 and the benefit of favorable tax rulings relating to prior periods, for each of the 2008 and 2007 periods. Management uses, and will use, this non-GAAP financial measure in evaluating actual performance for the reporting period in relation to historical performance, both for the Company alone and against other companies, as well as in assessing management’s own performance.  The Company also discloses non-GAAP effective tax rates, which exclude the effect of the benefits of tax rulings relating to prior years for each of the 2008 and 2007 periods.  Management uses the non-GAAP effective tax rate as additional information in seeking to assess and compare our tax rates without the benefit of particular tax rulings related to prior periods.

Management believes that given the special nature of these items, including information without the impact of these items provides added information and an added financial metric, for both management and investors, to evaluate and understand the Company's operational performance and effective tax rate, as applicable, which assists management and may assist investors in evaluating the Company's period to period financial results. A material limitation of these financial measures is that such measures do not reflect actual GAAP amounts; employee separation and restructuring charges include actual cash outlays, the gain on the disposition of land includes actual cash inflows, and tax benefits reflect actual accounting and cash benefits realized. Management compensates for such limitations by clarifying that these measures are only one operating metric used for analysis and planning purposes and by providing the corresponding GAAP financial measure on its website at www.IFF.com in the "Investor Relations" section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated:	July 30, 2008	/s/ Douglas J. Wetmore
Name: Douglas J. Wetmore
Title: Senior Vice President and Chief Financial Officer